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                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK)

                                       OF

                       TRANSITIONAL HOSPITALS CORPORATION
                                       AT

                              $16.00 NET PER SHARE

                                       BY

                              LV ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                                  VENCOR, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 4, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated May 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by LV Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Vencor, Inc., a Delaware corporation ("Vencor"), to purchase all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Transitional Hospitals Corporation, a Nevada corporation (the "Company"), including, the associated rights to purchase Series B Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1996 (the "Rights Agreement"), between Community Psychiatric Centers (the predecessor name of the Company) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), at $16.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Unless the context requires otherwise, all references to Shares herein shall include the associated Rights.

    Unless the Rights Condition (as defined in the Offer to Purchase) is satisfied, stockholders will be required to tender one Right (subject to adjustment) for each Share tendered in order to effect a valid tender of Shares. Accordingly, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for a valid tender of Shares. Unless certificates representing Rights ("Rights Certificates") are issued, a tender of Shares will also constitute a tender of the associated Rights. Until the close of business on the Distribution Date (as defined in the Offer to Purchase), the Rights will be transferred with and only with the certificates for Shares and the surrender for transfer of any certificates for Shares will also constitute the transfer of the Rights associated with the Shares represented by such certificate. If Rights Certificates are issued to holders of Shares prior to the time a holder's Shares are tendered pursuant to the Offer, certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the First Chicago Trust Company of New York (the "Depositary"), or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) received by the Depositary with respect thereto, in order for such Shares to be validly tendered. If the Distribution Date occurs and Rights Certificates are not distributed prior to the time Shares are tendered pursuant to the Offer, Rights may be tendered prior to a stockholder receiving the Rights Certificates by use of the guaranteed delivery procedure described below. A tender of Shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates representing all Rights formerly associated with the number of Shares tendered pursuant to the Offer to the Depositary prior to expiration of the period permitted by such guaranteed delivery procedures for delivery of Rights Certificates for, or a Book-Entry Confirmation with respect to, Rights (the "Rights Delivery Period"). However, after expiration of the Rights Delivery Period, the Purchaser may elect to reject as invalid a tender of Shares with respect to which Rights Certificates for, or a Book-Entry Confirmation with respect to, the number of Rights required to be tendered with such Shares have not been received by the Depositary. Nevertheless, the Purchaser will be entitled to accept for payment Shares tendered by a stockholder prior to receipt of the Rights Certificates required to be tendered with such Shares, or a Book-Entry Confirmation with respect to such Rights, and either (a) subject to complying with applicable rules and regulations of the Securities and Exchange Commission, withhold payment for such Shares pending receipt of the Rights Certificates for, or a Book-Entry Confirmation with respect to, such Rights or (b) make payment for Shares accepted for payment pending receipt of the Rights Certificates for, or a Book-Entry Confirmation with respect to, such Rights in reliance upon the agreement of a tendering stockholder to deliver such Rights and to comply with such guaranteed delivery procedures. Any determination by the Purchaser to make payment for Shares in reliance upon such agreement and such guaranteed delivery procedures or, after expiration of the Rights Delivery Period, to reject a tender as invalid will be made in the sole and absolute discretion of the Purchaser.

    WE ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The Offer price is $16.00 per Share, net to the Seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all of the outstanding Shares.

    3. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 4, 1997, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

    4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration date a number of Shares that will constitute at least 66 2/3% of the outstanding Shares on a fully diluted basis as of the date Shares are accepted for payment,
       (2) The Agreement and Plan of Merger, dated as of May 2, 1997 (the "Select Medical Merger Agreement"), by and among the Company, Select Medical Corporation, a Delaware corporation, and SM Acquisition Co., a Nevada corporation, having been terminated without any payments by or liability on the part of the Company (other than any applicable payments to the Company pursuant to Section 9.2 of the Select Medical Merger Agreement), (3) the Rights having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the transactions contemplated in the Offer, (4) the Purchaser being satisfied, in its sole discretion, that the Nevada Control Share Acquisition Statute (as defined in the Offer to Purchase) shall be inapplicable to the Offer and the Merger (as defined in the Offer to Purchase), (5) the Purchaser being satisfied, in its sole discretion, that the Nevada Business Combination Statute (as defined in the Offer to Purchase) shall be inapplicable to the Offer and the Merger,
       (6) the Purchaser being satisfied, in its sole discretion, that all necessary Healthcare Approvals (as defined in the Offer to Purchase) have been obtained on terms satisfactory to the Purchaser, and (7) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

    5. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer. A tendering shareholder who holds securities with such shareholder's broker may be required by such broker to pay a service charge or other fee.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender any of or all of the Shares and/or Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation with respect to) such Shares and, if the Distribution Date occurs, Rights Certificates (or a timely Book-Entry Confirmation, if available, with respect thereto), unless the Purchaser elects to make payment for such Shares pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights as described above, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares (or Rights, if applicable) or Book-Entry Confirmations with respect to Shares (or Rights, if available) are actually received by the Depositary. Under no circumstances will interest on the purchase price of the Shares be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares or Rights in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares and Rights on your behalf prior to the expiration of the Offer.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
   (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES B JUNIOR PARTICIPATING
                                PREFERRED STOCK)

                                       OF

                       TRANSITIONAL HOSPITALS CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of LV Acquisition Corp. (the "Purchaser") dated May 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by the Purchaser to purchase (i) all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Transitional Hospitals Corporation, a Nevada corporation (the "Company"), including the associated rights to purchase Series B Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1996 (the "Rights Agreement"), between Community Psychiatric Centers, (the predecessor name of the Company) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), at $16.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context requires otherwise, all references to Shares herein shall include the associated Rights.

    This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares and Rights to be Tendered:*                             SIGN HERE

    -------------------Shares
                                                     -------------------------------------------------

    -------------------Rights

Daytime Area Code
and Tel. No.
-------------------------------------------          -------------------------------------------------
                                                                       Signature(s)

Taxpayer Identification
No. or Social Security No.
-----------------------------                        -------------------------------------------------

Dated: ---------------------------------------- ,
1997
                                                     -------------------------------------------------
                                                          (Please print name(s) and address(es))

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* Unless otherwise indicated, it will be assumed that all your Shares and Rights are to be tendered.